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Filed Pursuant to Rule 424(b)(4)
Registration No. 333-185378

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated November 20, 2013

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 10, 2012)

10,138,888 Shares

AIR LEASE CORPORATION

Class A Common Stock

        Shares of our Class A Common Stock are being sold by the selling stockholders identified in this prospectus supplement. We will not receive any of the proceeds from the sale of shares of Class A Common Stock by the selling stockholders.

        Our Class A Common Stock is listed on the New York Stock Exchange under the symbol "AL." On November 20, 2013, the last reported sale price of our Class A Common Stock on the New York Stock Exchange was $32.76 per share.

	Price to Public	Underwriting Discounts and Commissions	Proceeds to Selling Stockholders, before expenses
Per Share	$	$	$
Total	$	$	$

        Investing in our Class A Common Stock involves risks. See "Risk Factors" beginning on page S-3 of this prospectus supplement and on page 3 of the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 incorporated herein by reference.

        Delivery of the shares of Class A Common Stock will be made on or about                     , 2013.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley	Deutsche Bank Securities

The date of this prospectus supplement is                       , 2013.

PROSPECTUS SUPPLEMENT

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering by the selling stockholders. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. The accompanying prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the "SEC") as a "well-known seasoned issuer" (as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")). If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

        It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You also should read and consider the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and the additional information described under "Where You Can Find More Information" on page S-21 of this prospectus supplement and page 4 of the accompanying prospectus.

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained or incorporated by reference in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the front of each document.

        When this prospectus supplement uses the terms "Company," "ALC," "we," "our" and "us," they refer to Air Lease Corporation and its consolidated subsidiaries unless otherwise stated or the context otherwise requires.

FORWARD-LOOKING STATEMENTS

        Statements in this prospectus supplement and the accompanying prospectus, including the documents that are incorporated by reference, that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements are based on our current intent, belief and expectations. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believes," "can," "could," "may," "predicts," "potential," "should," "will," "estimate," "plans," "projects," "continuing," "ongoing," "expects," "intends" and similar words or phrases. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors more fully described in the section titled "Risk Factors" beginning on page S-3 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and elsewhere in this prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus, including the following factors, among others:

  •
  our inability to make acquisitions of, or to lease, aircraft on favorable terms;

S-ii

  •
  our inability to obtain additional financing on favorable terms, if required, to complete the acquisition of sufficient aircraft as currently contemplated or to fund the operations and growth of our business;

  •
  our inability to obtain refinancing prior to the maturity dates for our outstanding debt;

  •
  impaired financial condition and liquidity of our lessees;

  •
  deterioration of economic conditions generally, and in the commercial aviation industry particularly;

  •
  increased maintenance, operating or other expenses or changes in the timing thereof;

  •
  changes in law and the regulatory environment and the grounding of aircraft; and

  •
  potential natural disasters, terrorist attacks and the risk of loss of aircraft and the amount of our insurance coverage, if any, relating thereto.

        All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from our expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

S-iii

SUMMARY

        This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary sets forth the material terms of this offering by the selling stockholders but does not contain all of the information that you should consider before deciding to invest in our Class A Common Stock. You should read this entire prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, carefully before making an investment decision, including the section titled "Risk Factors" beginning on page S-3 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 incorporated herein by reference.

Air Lease Corporation

        Air Lease Corporation is an aircraft leasing company based in Los Angeles, California. We are principally engaged in purchasing commercial aircraft and leasing them to airlines around the world to generate attractive returns on equity. We lease aircraft to airlines pursuant to net operating leases that require the lessee to pay for maintenance, insurance, taxes and all other aircraft operating expenses during the lease term.

        As of September 30, 2013, we owned 182 aircraft and managed four aircraft for third parties. Our fleet is principally comprised of some of the highest demand and most widely distributed modern technology, fuel-efficient single-aisle narrowbody jet aircraft, twin-aisle widebody jet aircraft and turboprop aircraft. We manage lease revenues and seek to take advantage of changes in market conditions by acquiring a balanced mix of aircraft types. As of September 30, 2013, all of the aircraft we owned were leased. Additionally, as of September 30, 2013, we had entered into binding and non-binding purchase commitments to acquire an additional 338 new aircraft through 2023.

        Through careful management and diversification of our leases and lessees by geography, lease term, and aircraft age and type, we seek to mitigate the risks of owning and leasing aircraft. We believe that diversification of our leases and lessees reduces the risks associated with individual lessee defaults and adverse geopolitical and regional economic events. We manage lease expirations in our fleet portfolio over varying time periods in order to minimize periods of concentrated lease expirations and mitigate the risks associated with cyclical variations in the airline industry. As of September 30, 2013, the weighted average lease term remaining on our current leases was 7.0 years, and we leased the aircraft in our portfolio to 79 airlines in 45 countries. We operate our business on a global basis, providing aircraft to airline customers in every major geographical region, including emerging and high-growth markets such as Asia, the Pacific Rim, Latin America, the Middle East and Eastern Europe.

        While our primary business is to own and lease aircraft, we also plan to continue growing our fleet management services to third parties for a fee. These services are similar to those we perform with respect to our fleet, including leasing, remarketing, lease management and sales services, with the goal of helping our clients maximize lease and sales revenues. In addition to our leasing activities and management services, and depending on market conditions, we may sell aircraft from our fleet to, among others, other leasing companies, financial services companies and airlines.

        Air Lease Corporation is incorporated in Delaware. Our principal executive office is located at 2000 Avenue of the Stars, Suite 1000N, Los Angeles, California 90067. Our telephone number is (310) 553-0555 and our website is www.airleasecorp.com. Information included or referred to on, or otherwise accessible through, our website is not intended to form a part of or be incorporated by reference into this prospectus supplement.

The Offering

Class A Common Stock offered by the selling stockholders	10,138,888 shares of Class A Common Stock.
Total Class A Common Stock to be outstanding after this offering	101,817,783 shares
Use of proceeds
We will not receive any proceeds from the sale of Class A Common Stock by the selling stockholders. Any proceeds from the sale of the shares of Class A Common Stock offered by this prospectus supplement will be received by the selling stockholders. Each of the selling stockholders is an entity affiliated with a member of our board of directors. See "Use of Proceeds".
New York Stock Exchange Symbol	"AL"
Risk Factors
In evaluating an investment in our Class A Common Stock, you should carefully consider, along with the other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, the specific factors set forth under "Risk Factors" beginning on page S-3 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 incorporated herein by reference for risks involved with an investment in our Class A Common Stock.

        As of November 20, 2013, we had a total of 101,817,783 shares of Class A Common Stock outstanding, which excludes:

  •
  3,357,658 shares of Class A Common Stock issuable upon the exercise of options outstanding as of November 20, 2013, with a weighted average exercise price of $20.39 per share;

  •
  1,573,280 shares of our Class A Common Stock issuable upon the vesting of restricted stock units as of November 20, 2013;

  •
  1,574,878 shares of Class A Common Stock reserved for future issuance under our 2010 Equity Incentive Plan as of November 20, 2013;

  •
  268,125 shares of Class A Common Stock issuable upon the exercise of warrants outstanding as of November 20, 2013 at an exercise price of $20.00 per share; and

  •
  6,616,720 shares of common stock issuable upon conversion of our outstanding 3.875% Convertible Senior Notes due 2018.

RISK FACTORS

        An investment in our Class A Common Stock involves risks. You should consider carefully all of the risks described below, as well as the risks incorporated by reference in this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and our other periodic reports filed with the SEC, before making a decision to invest in our Class A Common Stock. Some statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section titled "Forward-Looking Statements."

The price of our Class A Common Stock historically has been volatile. This volatility may adversely affect the price of our Class A Common Stock.

        The Company's stock continues to experience substantial price volatility. This volatility may adversely affect the price of our Class A Common Stock at any point in time. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including:

  •
  announcements concerning our competitors, the airline industry or the economy in general;

  •
  announcements concerning the availability of the type of aircraft we own;

  •
  general and industry-specific economic conditions;

  •
  changes in the price of aircraft fuel;

  •
  changes in financial estimates or recommendations by securities analysts or failure to meet analysts' performance expectations;

  •
  additions or departures of key members of management;

  •
  any increased indebtedness we may incur in the future;

  •
  speculation or reports by the press or investment community with respect to us or our industry in general;

  •
  announcements by us or our competitors of significant contracts, acquisitions, dispositions, strategic partnerships, joint ventures or capital commitments;

  •
  changes or proposed changes in laws or regulations affecting the airline industry or enforcement of these laws and regulations, or announcements relating to these matters; and

  •
  general market, political and economic conditions, including any such conditions and local conditions in the markets in which our lessees are located.

        These broad market and industry factors may decrease the market price of our Class A Common Stock, regardless of our actual operating performance. The stock market in general has from time to time experienced extreme price and volume fluctuations, including periods of sharp decline. In addition, in the past, following periods of volatility in the overall market and the market price of a company's securities, securities class action litigation has often been instituted against these companies. Such litigation, if instituted against us, could result in substantial costs and a diversion of our management's attention and resources.

We may not be able to pay or maintain dividends, or we may choose not to pay dividends, and the failure to pay or maintain dividends may adversely affect our share price.

        In February 2013, our board of directors adopted a cash dividend policy pursuant to which we intend to pay quarterly cash dividends on shares of our outstanding Class A Common Stock. On November 7, 2013, the board of directors declared a quarterly cash dividend of $0.03 per share on shares of our outstanding Class A Common Stock, which will be paid on January 7, 2014 to holders of record of shares of our Class A Common Stock on December 17, 2013. This dividend may not be indicative of the amount of any future quarterly dividends. Our ability to pay, maintain or increase cash dividends to our stockholders is subject to the discretion of our board of directors and will depend on various factors, including:

  •
  our ability to maintain our excess cash flows;

  •
  our ability to comply with covenants in our financing documents that limit our ability to pay dividends and make certain other restricted payments to stockholders;

  •
  the difficulty we may experience and the cost we may incur in raising additional capital;

  •
  our ability to re-finance our long-term financings; and

  •
  our results of operations, financial condition and liquidity.

        Some of these factors are beyond our control, and a change in any such factor could affect our ability to pay dividends on shares of our outstanding Class A Common Stock. In the future, we may choose not to pay dividends or we may not be able to pay dividends, maintain our current level of dividends, or increase them over time. The failure to maintain or pay dividends may adversely affect our share price.

Sales of shares of our Class A Common Stock may cause our stock price to decline.

        Sales of a substantial number of shares of our Class A Common Stock in the public market, or the perception that these sales may occur, could cause the market price of our Class A Common Stock to decline. In addition, sales of these shares of Class A Common Stock could impair our ability to raise capital, should we wish to do so, through a sale of additional capital stock. As of the close of business on November 20, 2013, we had 101,817,783 shares of our Class A Common Stock outstanding. The selling stockholders may sell up to 10,138,888 shares of Class A Common Stock in this offering. In addition, up to 11,608,653 shares of Class A Common Stock may be sold in secondary offerings by the other selling stockholders named in the accompanying prospectus. If at any time the other selling stockholders named in the accompany prospectus or any other holders of our Class A Common Stock sell a large number of shares of our Class A Common Stock, or there is a market perception that such sales may occur, the increased number, or perceived potential increase, of shares of our Class A Common Stock could cause our stock price to decline.

Provisions in Delaware law and our restated certificate of incorporation and amended and restated bylaws may inhibit a takeover of us, which could cause the market price of our Class A Common Stock to decline and could entrench management.

        Our restated certificate of incorporation and amended and restated bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests, including the ability of our board of directors to designate the terms of and issue new series of preferred stock, a prohibition on our stockholders from calling special meetings of the stockholders, and advance notice requirements for stockholder proposals and director nominations. In addition, Section 203 of the Delaware General Corporation Law, which we have not opted out of, prohibits a public Delaware corporation from engaging in certain business combinations with an "interested stockholder" (as defined in such section) for a period of three years following the time that such stockholder became an interested stockholder without the prior consent of the corporation's board of directors. The effect of Section 203 of the Delaware General Corporation Law, as well as these charter and bylaws provisions, may make the removal of management more difficult. It may also impede a merger, takeover or other business combination or discourage a potential acquirer from making a tender offer for our Class A Common Stock, which, under certain circumstances, could reduce the market price of our Class A Common Stock. See "Description of Capital Stock—Certain Anti-Takeover Matters" in the accompanying prospectus.

 USE OF PROCEEDS

        We will not receive any proceeds from the sale of Class A Common Stock by the selling stockholders. Any proceeds from the sale of the shares of Class A Common Stock offered by this prospectus supplement will be received by the selling stockholders.

 CAPITALIZATION

        The following table sets forth our unaudited cash and cash equivalents and capitalization as of September 30, 2013.

        We will not receive any proceeds from the sale of Class A Common Stock by the selling stockholders. The selling stockholders have agreed to pay our expenses in connection with this offering and will also pay all underwriting discounts and commissions.

        You should read the information set forth below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and related notes included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013, which is incorporated by reference in this prospectus supplement.

(in thousands, except share amounts)	As of September 30, 2013
Cash and cash equivalents	$221,680
Restricted cash	85,516

Debt financing, net of discounts(1)	5,466,278
Shareholders' equity
Preferred Stock, $0.01 par value; 50,000,000 shares authorized, no shares issued or outstanding	—
Class A Common Stock, $0.01 par value; 500,000,000 shares authorized, 99,924,963 shares issued and outstanding	991
Class B Non-Voting Common Stock, $0.01 par value; 10,000,000 shares authorized, 1,829,339 shares issued and outstanding(2)	18
Paid-in capital	2,202,731
Retained earnings	257,066

Total shareholders' equity	2,460,806

Total capitalization	$7,927,084

(1)
This does not reflect the Company's issuance of $700.0 million in aggregate principal amount of 3.375% unsecured senior notes due 2019, the sale of which occurred on November 19, 2013. As of September 30, 2013, assuming the senior unsecured notes had been issued but without giving effect to the application of the net proceeds from such notes offering, the Company and its subsidiaries would have had approximately $6.2 billion of total indebtedness (including the senior unsecured notes) on a consolidated basis.

(2)
On October 17, 2013, pursuant to an exchange agreement with an existing securityholder of the Company, the Company issued 1,829,339 shares of its Class A Common Stock to such security holder in exchange for 1,829,339 shares of the Company's Class B Non-Voting Common Stock in a transaction exempt from registration pursuant to Section 3(a)(9) of the Securities Act. As a result of this exchange transaction, the total number of outstanding shares of Class A Common Stock increased by 1,829,339 shares, and no shares of Class B Non-Voting Common Stock are issued or outstanding.

 DIVIDEND POLICY

        In February 2013, our board of directors adopted a cash dividend policy pursuant to which we intend to pay quarterly cash dividends on shares of our outstanding Class A Common Stock. On November 7, 2013, our board of directors declared a quarterly dividend of $0.03 per share on our outstanding Class A Common Stock. This cash dividend will be paid on January 7, 2014 to holders of record of shares of our Class A Common Stock on December 17, 2013.

        While the board of directors currently expects to continue paying quarterly cash dividends for the foreseeable future, the cash dividend policy and the amount of any quarterly cash dividend can be changed at any time at the discretion of the board of directors.

 SELLING STOCKHOLDERS

        The following tables set forth information, as of November 15, 2013, with respect to the selling stockholders named in this prospectus supplement, including the number and percentage of the shares of Class A Common Stock beneficially owned by such selling stockholders and the number of shares of Class A Common Stock to be offered by each of the selling stockholders pursuant to this prospectus supplement.

        Beneficial ownership for the purposes of the following tables is determined in accordance with the rules and regulations of the SEC. These rules generally provide that persons are the beneficial owners of securities if they have or share the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or have the right to acquire such powers within 60 days.

        Any affiliate of a broker-dealer will be deemed to be an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act, unless such selling stockholder purchased securities in the ordinary course of business and, at the time of its purchase of the securities, did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities. As a result, any profits on the sale of the Class A Common Stock by selling stockholders who are deemed to be "underwriters" and any discounts, commissions or concessions received by any such broker-dealers who are deemed to be "underwriters" will be deemed to be underwriting discounts and commissions under the Securities Act. Selling stockholders who are deemed to be "underwriters" will be subject to the prospectus delivery requirements of the Securities Act and to certain statutory liabilities, including, but not limited to, those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

        We have been advised that, as noted below in the tables, some of the selling stockholders are affiliates of broker-dealers. Except as noted below, we have been advised that each of such selling stockholders purchased our Class A Common Stock in the ordinary course of business and that none of these selling stockholders had, at the time of purchase, any agreements or understandings, directly or indirectly, with any person to distribute the Class A Common Stock.

        In computing the percentage ownership of a person, shares of our Class A Common Stock subject to the warrant or options held by that person are deemed to be outstanding if they are exercisable within 60 days of November 15, 2013. The shares subject to the warrant or options are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. All percentages in the following tables are based on a total of 101,817,783 shares of our Class A Common Stock outstanding as of November 20, 2013.

	Beneficial Ownership Prior to the Offering			Beneficial Ownership After the Offering
	Class A Common Stock			Class A Common Stock
Name of selling stockholder	Number of Shares	%	Number of shares offered	Number of Shares	%
Ares Corporate Opportunities Fund III, L.P.(1)	3,105,326	3.05%	3,105,326	0	—
Ares Special Situations Fund, L.P.(1)	405,215	*	405,215	0	—
Ares Special Situations Fund I-B, L.P.(1)	371,116	*	371,116	0	—
Green Equity Investors V, L.P.(2)	2,985,945	2.93%	2,985,945	0	—
Green Equity Investors Side V, L.P.(2)	895,712	*	895,712	0	—
WLR IV Parallel ESC L.P.(3)(†)	9,502	*	9,502	0	—
WLR Recovery Fund IV, L.P.(3)(†)	2,366,072	2.32%	2,366,072	0	—
Total	10,138,888	9.96%	10,138,888	0	—

*
Less than 1.0%.

(†)
Affiliate of broker-dealer.

(1)
The general partner of Ares Corporate Opportunities Fund III, L.P. ("ACOF III") is ACOF Management III, L.P. ("ACOF Management") and the general partner of ACOF Management is ACOF Operating Manager III, LLC ("ACOF Operating Manager"). The general partner of Ares Special Situations Fund, L.P. ("ASSF") and Ares Special Situations Fund I-B, L.P. ("ASSF I-B") is ASSF Management, L.P. ("ASSF Management") and the general partner of ASSF Management is ASSF Operating Manager, LLC ("ASSF Operating Manager"). Each of ACOF Management, ACOF Operating Manager, ASSF Management and ASSF Operating Manager is directly or indirectly controlled by Ares Management LLC ("Ares Management"), which, in turn, is indirectly controlled by Ares Partners Management Company LLC ("Ares Parent," and together with Ares Management, ACOF III, ACOF Management, ACOF Operating Manager, ASSF, ASSF I-B, ASSF Management and ASSF Operating Manager, the "Ares Entities"). Ares Parent is managed by a management committee, which includes Antony Ressler as Chairman. Because the management committee acts by consensus/majority approval, none of the members of the management committee has sole voting or dispositive power with respect to any shares of Class A Common Stock. Each of the Ares Entities (other than ACOF III, ASSF and ASSF I-B, with respect to the shares held directly by ACOF III, ASSF and ASSF I-B, respectively) and the members of the management committee and the directors, officers, partners, stockholders, members and managers of the Ares Entities expressly disclaims beneficial ownership of these shares of Class A Common Stock. This amount does not include 7,905 shares of Class A Common Stock issued upon vesting of restricted stock units issued to Mr. Ressler in connection with his service on the Company's board of directors. Mr. Ressler holds such securities for the benefit of the Ares Entities and pursuant to the policies of the Ares Entities, has assigned to Ares Management all economic, pecuniary and voting rights in respect of such securities. Mr. Ressler disclaims beneficial ownership of such securities.

(2)
Voting and investment power with respect to the shares of Class A Common Stock offered for sale pursuant to this prospectus by Green Equity Investors V, L.P. and Green Equity Investors Side V, L.P. may be deemed to be shared by their general partner GEI Capital V, LLC, Green V Holdings, LLC (a limited partner of GEI Capital V, LLC), Leonard Green & Partners, L.P. (an affiliate of GEI Capital V, LLC), and LGP Management, Inc. (the general partner of Leonard Green & Partners, L.P.), each of which disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein. Each of John G. Danhakl, Peter J. Nolan, Jonathan D.

  Sokoloff, Jonathan A. Seiffer, John M. Baumer, Timothy J. Flynn, James D. Halper, W. Christian McCollum, Todd M. Purdy, and Michael S. Solomon may also be deemed to share voting and investment power with respect to such shares due to their respective positions with LGP Management, Inc., and each of them disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. John G. Danhakl, a member of the board of directors of the Company, directly holds 7,905 shares of Class A Common Stock issued upon vesting of restricted stock units issued to him in connection with his service on the Company's board of directors.

(3)
Wilbur L. Ross, Jr., a member of the board of directors of the Company, is the Chairman and CEO of WL Ross & Co. LLC and the managing member of El Vedado LLC, the general partner of WL Ross Group, L.P., which is in turn the managing member of WLR Recovery Associates IV LLC, which is the general partner of WLR Recovery Fund IV, L.P. Invesco Private Capital, Inc. is the managing member of Invesco WLR IV Associates LLC, which is in turn the general partner of WLR IV Parallel ESC, L.P. Invesco WLR IV Associates LLC and WLR Recovery Associates IV LLC have entered into a parallel investment agreement pursuant to which WLR Recovery Associates IV LLC has been appointed as representative and attorney of WLR IV Parallel ESC, L.P. to, among other things, exercise all rights, powers and privileges with respect to the Class A Common Stock owned by WLR IV Parallel ESC, L.P. that it deems fit. Accordingly, Invesco WLR IV Associates LLC, Invesco Private Capital, Inc., WLR Recovery Associates IV LLC, WL Ross Group, L.P., El Vedado LLC and Mr. Ross may be deemed to share voting and dispositive power over the shares of Class A Common Stock held by WLR Recovery Fund IV, L.P. and WLR IV Parallel ESC, L.P. Mr. Ross disclaims beneficial ownership over these shares of Class A Common Stock, except to the extent of his pecuniary interest therein. Mr. Ross directly holds 7,905 shares of Class A Common Stock issued upon vesting of restricted stock units issued to him in connection with his service on the Company's board of directors.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS

        The following is a summary of certain U.S. federal income tax considerations to non-U.S. holders (as defined below) of the ownership and disposition of our common stock acquired pursuant to this offering, but it does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax considerations different from those set forth below. No ruling has been or will be sought from the Internal Revenue Service (the "IRS"), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

        This summary also does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction or under U.S. federal gift and estate tax laws. This discussion is limited to non-U.S. holders who hold our common stock as a capital asset (within the meaning of Section 1221 of the Internal Revenue Code) and does not address tax considerations applicable to an investor's particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

  •
  banks, insurance companies or other financial institutions;

  •
  persons subject to the alternative minimum tax;

  •
  tax-exempt organizations;

  •
  controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

  •
  brokers or dealers in securities or currencies;

  •
  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  •
  certain former citizens or long-term residents of the United States;

  •
  persons who hold our common stock as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction; or

  •
  persons deemed to sell our common stock under the constructive sale provisions of the Internal Revenue Code.

        If a partnership (including any entity or arrangement classified as a partnership for U.S. federal income tax purposes) or other pass-through entity holds our common stock, the tax treatment of a partner or member will generally depend on the status of the partner or member, the activities of the partnership or pass-through entity, and certain determinations made at the partner or member level. Partnerships and other pass-through entities that hold our common stock, and partners in such partnerships and members in such pass-through entities, should consult their tax advisors regarding the tax consequences of the ownership and disposition of our common stock.

THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR

GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Non-U.S. Holder Defined

        For purposes of this discussion, a "non-U.S. holder" is any beneficial owner of our common stock (other than a partnership, and entity or arrangement classified as a partnership for U.S. federal income tax purposes, or other pass-through entity) that is not:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate whose income is subject to U.S. federal income tax regardless of its source; or

  •
  a trust (i) whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect to be treated as a U.S. person.

Distributions

        Cash or property distributions on our common stock will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce the recipient's basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock as described below under "—Gain on Disposition of Common Stock."

        Any dividend paid to a non-U.S. holder that is not effectively connected with the non-U.S. holder's conduct of a trade or business in the United States generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. A non-U.S. holder of shares of our common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

        Dividends received by a non-U.S. holder that are effectively connected with such non-U.S. holder's conduct of a trade or business in the United States (and, if an income tax treaty applies, such dividend is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) are exempt from this withholding tax. In order to obtain this exemption, a non U.S. holder must provide the applicable withholding agent with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, if dividends received by a corporate non-U.S. holder are effectively connected with such holder's conduct of a U.S. trade or business (and, if an income tax treaty applies, such dividend is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States), such dividend may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

Gain on Disposition of Common Stock

        A non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

  •
  the gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States (and, if an income tax treaty applies, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);

  •
  the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

  •
  our common stock constitutes a U.S. real property interest by reason of our status as a "United States real property holding corporation" for U.S. federal income tax purposes ("USRPHC").

        If the recipient is a non-U.S. holder described in the first bullet above, the recipient will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and corporate non-U.S. holders described in the first bullet above may be subject to the branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

        If the recipient is an individual non-U.S. holder described in the second bullet above, the recipient will be required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by U.S.-source capital losses (even though the recipient is not considered a resident of the United States).

        With respect to the third bullet point above, we believe that we are not currently, and do not anticipate that we will become, a USRPHC.

Backup Withholding and Information Reporting

        Generally, we must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to each non-U.S. holder, the name and address of each such recipient, and the amount of tax withheld, if any. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in the non-U.S. holder's country of residence.

        Payments of dividends or of proceeds on the disposition of stock made to a non-U.S. holder may be subject to information reporting and backup withholding at a current rate of 28% unless the non-U.S. holder establishes an exemption, for example, by properly certifying its non-U.S. status on a Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if we, our paying agent, or other applicable payor has actual knowledge, or reason to know, that the holder is a U.S. person.

        Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Accounts

        Certain Internal Revenue Code provisions (commonly referred to as "FATCA") generally will impose a U.S. federal withholding tax of 30% on dividends and the gross proceeds of a disposition of our common stock paid to a "foreign financial institution", whether such foreign financial institution is the beneficial owner or an intermediary, unless such institution enters into an agreement with the U.S.

government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). These provisions also will generally impose a U.S. federal withholding tax of 30% on dividends and the gross proceeds of a disposition of our common stock paid to a non-financial foreign entity, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules.

        Under applicable Treasury Regulations and recently issued guidance, withholding under FATCA generally will apply to payments of dividends on our common stock made on or after July 1, 2014 and to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2017.

        Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

 UNDERWRITING

        Morgan Stanley & Co. LLC and Deutsche Bank Securities Inc. are acting as the underwriters in connection with this offering. We have entered into an underwriting agreement dated as of November 20, 2013 with the underwriters and selling stockholders with respect to the shares of Class A Common Stock being offered. Under the terms and subject to the conditions contained in the underwriting agreement the selling stockholders have agreed to sell to the underwriters named below, and the underwriters have agreed to purchase from the selling stockholders, at the public offering price less the underwriting discounts and commissions set forth in this prospectus supplement, the following number of shares of Class A Common Stock listed next to each such underwriter's name in the following table:

Underwriter	Number of Shares
Morgan Stanley & Co. LLC
Deutsche Bank Securities Inc.

Total	10,138,888

        The underwriting agreement provides that the underwriters are obligated to purchase all the shares of Class A Common Stock in the offering if any are purchased.

        The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        The underwriters propose to offer the shares of Class A Common Stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriters. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

        The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the selling stockholders.

Per share	$
Total	$

        The selling stockholders have agreed to pay the Company's expenses in connection with this offering and will also pay all underwriting discounts and commissions.

        We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or, except in the case of a registration statement on Form S-8 with respect to employee benefit plans described in the documents incorporated by reference in this prospectus supplement, file with the SEC a registration statement under the Securities Act relating to, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or any such other securities, in each case, without the prior written consent of the underwriters for a period of 90 days after the date of this prospectus supplement, subject to certain customary exceptions. In addition, these restrictions will not apply to any securities we issue in connection with our acquisition of any business or assets from a third party, or any securities we issue in connection with joint ventures, commercial relationships or other strategic transactions, as long as the aggregate amount of such securities does not exceed 10% of our common stock outstanding as of the closing of this offering by the selling stockholders.

        The selling stockholders and certain of our executive officers and directors have agreed, subject to limited exceptions, not (1) to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, or publicly disclose the intention to make any such offer, sale, pledge or disposition, (2) to enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of common stock or such other securities, or (3) to make any demand for or exercise any right with respect to the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock for a period of 90 days after the date of this prospectus supplement, without the prior written consent of the underwriters.

        In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of Class A Common Stock in the open market for the purpose of preventing or retarding a decline in the market price of the Class A Common Stock while this offering is in progress. These stabilizing transactions may include making short sales of the Class A Common Stock, which involves the sale by the underwriters of a greater number of shares of Class A Common Stock than they are required to purchase in this offering, and purchasing shares of Class A Common Stock on the open market to cover positions created by short sales. The underwriters may close out any covered short position by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A Common Stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a short position, they will purchase shares in the open market to cover the position.

        The underwriters have advised us that, pursuant to Regulation M under the Exchange Act they may also engage in other activities that stabilize, maintain or otherwise affect the price of the Class A Common Stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase Class A Common Stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

        These activities may have the effect of raising or maintaining the market price of the Class A Common Stock or preventing or retarding a decline in the market price of the Class A Common Stock, and, as a result, the price of the Class A Common Stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

        A prospectus in electronic format may be made available on the web sites maintained by the underwriters participating in this offering and the underwriters participating in this offering may distribute prospectuses electronically. The underwriters may allocate a number of shares for sale to online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

        We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. The underwriters and their respective affiliates are lenders, administrative agents and/or bookrunners and syndication agents for various credit facilities and other borrowings by us and our affiliates, which may include our warehouse facility, syndicated unsecured revolving credit facility and certain of our term loans. If the underwriters or their respective affiliates have a lending relationship with us, the underwriters or their respective affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. In addition, from time to time, the underwriters and their respective affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") no offer of shares may be made to the public in that Relevant Member State other than:

  A.
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  B.
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

  C.
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

  provided that no such offer of shares shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        This prospectus has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

        For the purpose of the above provisions, the expression "an offer to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Hong Kong

        The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

        The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, as amended (the "Financial Instruments and Exchange Law"), and the shares may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

        This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) the transfer is by operation of law.

Switzerland

        This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the shares will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the shares may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the shares with a view to distribution. Any such investors may be individually approached by the underwriters from time to time.

United Kingdom

        This prospectus and any other material in relation to the shares described herein may only be distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospective Directive ("qualified investors") that also (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, (ii) who fall within Article 49(2)(a) to (d) of the Order or (iii) to whom it may otherwise lawfully be distributed in accordance with the Order (all such persons together being referred to as "relevant persons"). The shares are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such shares will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus or any of its contents.

LEGAL MATTERS

        The validity of the shares of Class A Common Stock offered hereby will be passed upon for us by Munger, Tolles & Olson LLP, Los Angeles, California. Certain legal matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Air Lease Corporation and its subsidiaries as of December 31, 2012 and 2011, and for each of the years ended December 31, 2012 and 2011, and for the period from inception to December 31, 2010, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The statistical and other information about the airline industry and the airline leasing industry, including estimates about future airline industry and airline leasing industry growth, that is attributed to AVITAS, Inc. ("AVITAS") and incorporated by reference in this prospectus supplement has been so incorporated in reliance upon the authority of AVITAS as an expert in statistical and other analysis of the airline industry.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, file annual, quarterly and current reports, proxy and information statements and other information with the SEC. You may read and copy the material we file with the SEC at the SEC's public reference room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can also request copies of those documents, upon payment of prescribed fees, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public free of charge on the SEC's website at www.sec.gov.

        Our filings with the SEC are also available free of charge on our website at www.airleasecorp.com. The contents of our website are not incorporated by reference into this prospectus supplement or the accompanying prospectus. You may also request a copy of our SEC filings, at no cost, by writing or telephoning our General Counsel and Corporate Secretary at:

Air Lease Corporation
General Counsel and Corporate Secretary
2000 Avenue of the Stars, Suite 1000N
Los Angeles, California 90067
(310) 553-0555

 INCORPORATION BY REFERENCE

        This prospectus supplement and the accompanying prospectus "incorporate by reference" certain information we file with the SEC under the Exchange Act. This means that we are disclosing important information to you by referring you to these filings. The information we incorporate by reference is considered a part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and may supersede this information.

        Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus supplement and the accompanying prospectus shall be considered to be modified or superseded for purposes of this prospectus supplement and the accompany prospectus to the extent a statement contained in this prospectus supplement, the accompanying prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes such statement.

        We incorporate by reference the following documents that we have filed with the SEC, except to the extent that information in such documents is updated or superseded by information contained in this prospectus supplement and the accompanying prospectus:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (including the portions of our proxy statement for our 2013 annual meeting of stockholders incorporated by reference therein);

  •
  Our Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2013, June 30, 2013 and September 30, 2013; and

  •
  Our Current Reports on Form 8-K, filed with the SEC on January 29, 2013, February 4, 2013 (both reports), February 5, 2013, February 28, 2013 (but only the report filed on such date that provides disclosure under Item 8.01 and Item 9.01), May 13, 2013 (both reports), May 28, 2013, May 31, 2013, June 5, 2013, June 18, 2013, June 21, 2013, June 24, 2013, June 26, 2013, September 18, 2013, October 18, 2013, November 13, 2013, November 19, 2013 and November 20, 2013.

        We are not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items.

        In addition, we incorporate by reference any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of this offering. You may request copies, at no cost, of any and all of the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus, including any future filings, by writing or telephoning our General Counsel and Corporate Secretary at the address and telephone number set forth above under "Where You Can Find More Information."

        These filings can also be obtained through the SEC as described above or, with respect to certain of these documents, at our website at www.airleasecorp.com. Except for the documents described above, information included or referred to on, or otherwise accessible through, our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

PROSPECTUS

AIR LEASE CORPORATION

29,747,541 shares of Class A Common Stock

        This prospectus relates to 29,747,541 shares of Class A Common Stock of Air Lease Corporation ("Class A Common Stock"), including up to 268,125 shares of Class A Common Stock issuable upon exercise of an outstanding warrant, all of which may be offered for sale by the selling stockholders named in this prospectus. All of the shares of Class A Common Stock which may be offered for sale by the selling stockholders named in this prospectus were previously covered by Registration Statement No. 333-173817, initially filed April 29, 2011. The selling stockholders acquired the shares of Class A Common Stock offered by this prospectus in a private placement. We are registering the offer and sale of the shares of Class A Common Stock to satisfy registration rights we granted to the selling stockholders.

        We are not selling any shares of Class A Common Stock under this prospectus and we will not receive any proceeds from the sale of Class A Common Stock by the selling stockholders. The shares of Class A Common Stock to which this prospectus relates may be offered and sold from time to time directly by the selling stockholders or alternatively through underwriters or broker-dealers or agents on terms to be determined at the time of sale. The shares of Class A Common Stock may be sold in one or more transactions, at fixed prices, at prevailing market prices at the time of sale or at negotiated prices. Because all of the shares being offered under this prospectus are being offered by selling stockholders, we cannot determine the price or prices at which the shares of Class A Common Stock may be sold under this prospectus. To the extent required, the names of any agent or broker-dealer and the applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in a prospectus supplement that will accompany this prospectus. A prospectus supplement also may add, update or change information contained in this prospectus.

        Our Class A Common Stock is listed on the New York Stock Exchange under the symbol "AL." On December 7, 2012, the last reported sale price of our Class A Common Stock on the NYSE was $22.71 per share.

        Investment in our Class A Common Stock involves risk. See "Risk Factors" on page 3 of this prospectus and the risk factors disclosed in our periodic reports filed from time to time with the Securities and Exchange Commission.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 10, 2012.

        The terms "Company," "ALC," "we," "our" and "us" in this prospectus or any prospectus supplement refer to Air Lease Corporation and its consolidated subsidiaries unless otherwise stated or the context otherwise requires. Our fiscal year ends on December 31. When this prospectus or any prospectus supplement refers to particular years or quarters in connection with the discussion of our results of operations or financial condition, those references mean the relevant fiscal years and fiscal quarters, unless otherwise stated.

        The information in this prospectus or in any accompanying prospectus supplement and in the documents incorporated by reference or deemed incorporated by reference herein or therein concerning market share, ranking, industry data and forecasts is obtained from industry publications, surveys, public filings and internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. Although we believe that this publicly available information and the information provided by these industry sources is reliable, we have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein.

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the "SEC"), as a "well-known seasoned issuer" (as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")). The selling stockholders named in this prospectus or in any accompanying prospectus supplement may offer and sell, from time to time, an aggregate of up to 29,747,541 shares of our Class A Common Stock. The selling stockholders may be required to provide a prospectus supplement containing specific information about the selling stockholders and the terms on which such selling stockholders are offering our Class A Common Stock. Also, we may add, update or change in a prospectus supplement information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement, together with the additional information described below under "Where You Can Find More Information," before you make any investment decision.

        You should rely only on the information contained in or incorporated by reference in this prospectus and in any accompanying prospectus supplement, including the information incorporated by reference herein as described below under "Where You Can Find More Information." Neither we nor the selling stockholders have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus or any such prospectus supplement or to make any different or additional representations. You should not assume that the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement is accurate as of any date other than the date on the front of each such document.

        Any statements in this prospectus or in any accompanying prospectus supplement concerning the provisions of any document are not complete. In each instance, reference is made to the copy of that document filed or incorporated or deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or otherwise filed with the SEC. Each statement concerning the provisions of any document is qualified in its entirety by reference to the document so filed.

        The selling stockholders may only offer to sell, and seek offers to buy, shares of our Class A Common Stock in jurisdictions where such offers and sales are permitted.

RISK FACTORS

        Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider, among other things, the following information about these risks together with the risk factors incorporated herein by reference from our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the risk factors and other information contained in any accompanying prospectus supplement before acquiring any of such securities.

Sales of our Class A Common Stock may cause the stock price to decline.

        Sales of a substantial number of shares of our Class A Common Stock in the public market, or the perception that these sales may occur, could cause the market price of our Class A Common Stock to decline. In addition, sales of these shares of Class A Common Stock could impair our ability to raise capital, should we wish to do so, through a sale of additional capital stock. As of the close of business on November 15, 2012, we had 99,417,998 shares of our Class A Common Stock outstanding. Up to 29,747,541 shares of our Class A Common Stock may be sold pursuant to this prospectus, including up to 268,125 shares of our Class A Common Stock issuable upon exercise of the warrant issued to Commonwealth Bank of Australia on June 4, 2010. If at any time the selling stockholders named in this prospectus sell a large number of shares of our Class A Common Stock, or a perception exists that such sales may occur, the increased number, or perceived potential increase, of shares of our Class A Common Stock could cause the price to decrease due to increase or potential increase in supply.

FORWARD-LOOKING STATEMENTS

        Statements in this prospectus, including the documents that are incorporated by reference in this prospectus and any accompanying prospectus supplement, that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on our current intent, belief and expectations. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believes," "can," "could," "may," "predicts," "potential," "should," "will," "estimate," "plans," "projects," "continuing," "ongoing," "expects," "intends" and similar words or phrases. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, and assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors incorporated by reference in the section titled "Risk Factors" and elsewhere in this prospectus as well as the additional risks described in our filings with the SEC.

        All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

        You should carefully read this prospectus, any prospectus supplement, and the documents incorporated by reference in their entirety. They contain information that you should consider when making your investment decision.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC, but the registration statement includes additional information and also attaches exhibits that are referenced in this prospectus. You can review a copy of the registration statement available on the SEC's web site at www.sec.gov.

        We are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, file annual, quarterly and current reports, proxy and information statements and other information with the SEC. You may read and copy the material we file with the SEC at the SEC's public reference room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can also request copies of those documents, upon payment of prescribed fees, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public free of charge on the SEC's website at www.sec.gov.

        Our filings with the SEC are also available free of charge on our website at www.airleasecorp.com. The contents of our website are not incorporated by reference into this prospectus. You may also request a copy of our SEC filings, at no cost, by writing or telephoning our General Counsel and Corporate Secretary at:

Air Lease Corporation
General Counsel and Corporate Secretary
2000 Avenue of the Stars, Suite 1000N
Los Angeles, California 90067
(310) 553-0555

 INCORPORATION BY REFERENCE

        This prospectus "incorporates by reference" certain information we file with the SEC under the Exchange Act. This means that we are disclosing important information to you by referring you to these filings. The information we incorporate by reference is considered a part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede this information.

        Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement.

        We incorporate by reference the following documents that we have filed with the SEC, except to the extent that information in such documents is updated or superseded by information contained in this prospectus:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (including the portions of our proxy statement for our 2012 annual meeting of stockholders incorporated by reference therein);

  •
  Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012, June 30, 2012 and September 30, 2012; and

  •
  Our Current Reports on Form 8-K, filed with the SEC on January 18, 2012, March 9, 2012, March 13, 2012, March 19, 2012, April 12, 2012, April 25, 2012, May 7, 2012, May 16, 2012, July 9, 2012, August 31, 2012, September 20, 2012, September 26, 2012, September 28, 2012, October 3, 2012 and October 10, 2012.

        We are not incorporating by reference in this prospectus any information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items.

        In addition, we incorporate by reference any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus. You may request copies, at no cost, of any and all of the documents that are incorporated by reference in this prospectus, including any future filings, by writing or telephoning our General Counsel and Corporate Secretary at the address and telephone number set forth above under "Where You Can Find More Information."

        These filings can also be obtained through the SEC as described above or, with respect to certain of these documents, at our website at www.airleasecorp.com. Except for the documents described above, information included or referred to on, or otherwise accessible through, our website is not incorporated by reference in this prospectus.

DESCRIPTION OF AIR LEASE CORPORATION

        Air Lease Corporation is an aircraft leasing company based in Los Angeles, California. We are principally engaged in purchasing commercial aircraft and leasing them to airlines around the world to generate attractive returns on equity. We lease aircraft to airlines pursuant to net operating leases that require the lessee to pay for maintenance, insurance, taxes and all other aircraft operating expenses during the lease term. For additional information about our business, operations and financial results, see the documents listed under "Incorporation by Reference."

        Our principal executive office is located at 2000 Avenue of the Stars, Suite 1000N, Los Angeles, California 90067. Our telephone number is (310) 553-0555 and our website is www.airleasecorp.com.

Information included or referred to on, or otherwise accessible through, our website is not intended to form a part of or be incorporated by reference into this prospectus.

USE OF PROCEEDS

        We will not receive any proceeds from the sale of Class A Common Stock by the selling stockholders. Any proceeds from the sale of the shares of Class A Common Stock offered by this prospectus will be received by the selling stockholders. We have agreed to pay certain expenses in connection with the registration of the shares of Class A Common Stock offered by this prospectus.

DIVIDEND POLICY

        We have no current plans to declare or pay any cash or other dividends on our Class A Common Stock. We intend to reinvest cash flow generated by operations to finance the future development and expansion of our business. In addition, we have entered into and may continue to enter into credit agreements or other borrowing arrangements that impose restrictions on the declaration or payment of dividends. Our board of directors may consider the payment of a cash dividend in the future. Any determination to pay cash dividends in the future will be at the discretion of our board of directors and will depend on various factors, including our results of operations, our financial condition, our earnings, our cash requirements, legal restrictions, regulatory restrictions, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, you may need to sell your shares of our Class A Common Stock to generate cash flow from your investment or to realize a return on your investment, and you may not be able to sell your shares at or above the purchase price, or at all.

SELLING STOCKHOLDERS

        This prospectus covers 29,747,541 shares of Class A Common Stock, including up to 268,125 shares of Class A Common Stock underlying a warrant, sold in private placements in 2010. Some of the shares and the warrant sold in private placements were sold directly to "accredited investors" as defined by Rule 501(a) under the Securities Act pursuant to an exemption from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder, between February 5, 2010 and April 20, 2010 and in June and July 2010. In addition, we sold shares of our Class A Common Stock to FBR Capital Markets & Co., who acted as initial purchaser and placement agent in our private placement in June and July 2010. FBR Capital Markets & Co. sold shares it purchased from us in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed to be "qualified institutional buyers" as defined by Rule 144A under the Securities Act or to non-U.S. persons pursuant to Regulation S under the Securities Act. The selling stockholders, and their transferees, pledgees, donees, assignees, or successors, may from time to time offer and sell under this prospectus any or all of the shares listed opposite each of their names below.

        The following table sets forth information, as of November 15, 2012, with respect to the selling stockholders named in this prospectus, including the number and percentage of the shares of Class A Common Stock beneficially owned by the selling stockholders and the number of shares of Class A Common Stock that the selling stockholders may offer from time to time pursuant to this prospectus.

        Beneficial ownership for the purposes of the following tables is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if they have or share the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or have the right to acquire such powers within 60 days.

        Except as noted below, none of the selling stockholders named in this prospectus has, or since our inception has had, any position, office or other material relationship with us or any of our affiliates. Each selling stockholder named in the tables below has sole voting and investment power with respect to all of the shares of Class A Common Stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.

        The table below has been prepared based upon the information furnished to us by the selling stockholders as of November 15, 2012. The selling stockholders named in this prospectus may have sold or transferred, including in transactions exempt from the registration requirements of the Securities Act, some or all of the shares listed in the following tables since the date as of which the information is presented in the following tables. We do not know which (if any) of the selling stockholders named below actually will offer to sell shares pursuant to this prospectus, or the number of shares that each of them will offer.

        Any affiliate of a broker-dealer will be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, unless such selling stockholder purchased in the ordinary course of business and, at the time of its purchase of the stock, did not have any agreements or understandings, directly or indirectly, with any person to distribute the stock. As a result, any profits on the sale of the Class A Common Stock by selling stockholders who are deemed to be "underwriters" and any discounts, commissions or concessions received by any such broker-dealers who are deemed to be "underwriters" will be deemed to be underwriting discounts and commissions under the Securities Act. Selling stockholders who are deemed to be "underwriters" will be subject to the prospectus delivery requirements of the Securities Act and to certain statutory liabilities, including, but not limited to, those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

        We have been advised that, as noted below in the tables, some of the selling stockholders are affiliates of broker-dealers. Except as noted below, we have been advised that each of such selling stockholders purchased our Class A Common Stock in the ordinary course of business and that none of these selling stockholders had, at the time of purchase, any agreements or understandings, directly or indirectly, with any person to distribute the Class A Common Stock.

        In computing the percentage ownership of a person, shares of our Class A Common Stock subject to the warrant or options held by that person are deemed to be outstanding if they are exercisable within 60 days of November 15, 2012. The shares subject to the warrant or options are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. All percentages in the following tables are based on a total of 99,417,998 shares of our Class A Common Stock outstanding as of November 15, 2012.

        Information concerning the selling stockholders may change from time to time, and any changed information will be set forth in prospectus supplements or post-effective amendments, as may be appropriate.

	Beneficial Ownership Before Resale			Beneficial Ownership After Resale(1)
	Class A Common Stock		Number of shares offered pursuant to this prospectus	Class A Common Stock
Name of selling stockholder	Number of Shares	%		Number of Shares	%
Air Intercontinental, Inc.(2)(20)	278,889	*	278,889	—	*
AL 1 Management, LLC(3)(20)	50,000	*	50,000	—	*
Ares Corporate Opportunities Fund III, L.P.(4)	5,555,556	5.59%	5,555,556	—	*
Ares Special Situations Fund, L.P.(4)	724,947	*	724,947	—	*
Ares Special Situations Fund I-B, L.P.(4)	663,941	*	663,941	—	*
Baer, Marc H.(5)	213,291	*	70,178	143,113	*
Commonwealth Bank of Australia(6)(†)	6,518,125	6.54%	6,518,125	—	*
Emerald Financial LLC(7)(20)	35,925	*	35,925	—	*
Green Equity Investors V, L.P.(8)	5,341,979	5.37%	5,341,979	—	*
Green Equity Investors Side V, L.P.(8)	1,602,465	1.61%	1,602,465	—	*
Hart, Matthew J.(9)	14,528	*	10,000	4,528	*
Házy Family Community Trust 5/28/85(10)(20)	2,700,000	2.72%	2,700,000	—	*
Khatibi, Alex A.(11)	213,188	*	70,178	143,010	*
Levy, Grant A.(12)	226,298	*	80,300	145,998	*
Milton, Robert A.(9)	186,528	*	182,000	4,528	*
Ocean Equities, Inc.(13)(20)	101,667	*	101,667	—	*
Plueger Family Trust(14)	278,334	*	278,334	—	*
Poerschke, John D.(15)	40,882	*	25,862	15,020	*
Steven F. Udvar-Házy Separate Property Trust(10)(20)	1,044,225	1.05%	1,043,125	1,100	*
Sugar Family Trust UAD 7/19/2001(16)	50,000	*	50,000	—	*
Udvar-Házy, Christine L.(17)(20)	52,500	*	51,000	1,500	*
Udvar-Házy, Courtney C.(18)(20)	10,300	*	10,000	300	*
Udvar-Házy, Karissa K.(18)(20)	12,800	*	12,500	300	*
Udvar-Házy, Steven C.(19)(20)	17,800	*	17,500	300	*
Udvar-Házy, Trenton S.(19)(20)	10,300	*	10,000	300	*
Willis, Gregory B., II(21)	30,490	*	13,070	17,420	*
WLR IV Parallel ESC, L.P.(22)(†)	17,000	*	17,000	—	*
WLR Recovery Fund IV, L.P.(22)(†)	4,233,000	4.26%	4,233,000	—	*
Total	30,224,958	30.40%	29,747,541	477,417	*

*
Less than 1.0%.

(†)
Affiliate of broker-dealer.

(1)
Assumes that each named selling stockholder sells all of the shares of our Class A Common Stock it is offering for sale under this prospectus and neither acquires nor disposes of any other shares, or rights to purchase other shares of our Class A Common Stock, subsequent to the date as of which we obtained information regarding its holdings. Because the selling stockholders are not obligated to sell all or any portion of the shares of our Class A Common Stock shown as offered by them, we cannot estimate the actual number of shares (or the actual percentage of the class) of our Class A Common Stock that will be held by any selling stockholder upon completion of the offering.

(2)
Steven F. Udvar-Házy has sole voting and investment power with respect to the shares held by this selling stockholder, of which he is the sole stockholder and one of three directors. Mr. Udvar-Házy is the Chief Executive Officer and Chairman of the board of directors of the Company. The remaining directors, Christine L. Udvar-Házy and Steven C. Udvar-Házy, disclaim beneficial ownership of the shares held by the selling stockholder, except to the extent of their respective pecuniary interests therein.

(3)
Steven F. Udvar-Házy has sole voting and investment power over the shares held by this selling stockholder. Mr. Udvar-Házy is the Chief Executive Officer and Chairman of the board of directors of the Company. Mr. Udvar-Házy is the sole member and manager of AL 1 Management, LLC.

(4)
The general partner of Ares Corporate Opportunities Fund III, L.P. ("ACOF III") is ACOF Management III, L.P. ("ACOF Management") and the general partner of ACOF Management is ACOF Operating Manager III, LLC ("ACOF Operating"). The general partner of each of Ares Special Situations Fund, L.P. ("ASSF") and Ares Special Situations Fund I-B, L.P. ("ASSF I-B") is ASSF Management, L.P. ("ASSF Management") and the general partner of ASSF Management is ASSF Operating Manager, LLC ("ASSF Operating"). ACOF Operating and ASSF Operating are owned by Ares Management LLC ("Ares Management"), which, in turn, is owned by Ares Management Holdings LLC ("AMH"). AMH is controlled by Ares Holdings LLC ("AH LLC"), which, in turn, is controlled by Ares Partners Management Company LLC ("APMC" and together with ACOF III, ACOF Management, ACOF Operating, ASSF, ASSF I-B, ASSF Management, ASSF Operating, Ares Management, AMH and AH LLC, the "Ares Entities"). APMC is managed by an executive committee comprised of Antony Ressler (a member of the board of directors of the Company), Michael Arougheti, David Kaplan, Gregory Margolies and Bennett Rosenthal. Because the executive committee acts by consensus/majority approval, none of the members of the executive committee has sole voting or dispositive power with respect to any shares of Class A Common Stock. Each of the members of the executive committee, the Ares Entities (other than ACOF III, ASSF and ASSF I-B with respect to the shares held directly by ACOF III, ASSF and ASSF I-B, respectively) and the directors, officers, partners, stockholders, members and managers of the Ares Entities expressly disclaims beneficial ownership of any shares of Class A Common Stock. This amount does not include 4,528 shares of Class A Common Stock issued upon vesting of restricted stock units issued to Mr. Ressler in connection with his service on the Company's board of directors. Mr. Ressler holds such securities for the benefit of Ares Management, ACOF III, ASSF and ASSF I-B and pursuant to the policies of the Ares Entities, has assigned to Ares Management all economic, pecuniary and voting rights in respect of such securities. Mr. Ressler disclaims beneficial ownership of such securities.

(5)
Consists of 116,625 shares of Class A Common Stock and 96,666 options to purchase Class A Common Stock that are exercisable within 60 days of November 15, 2012. The selling stockholder is Executive Vice President, Marketing, of the Company.

(6)
Commonwealth Bank of Australia is the direct beneficial owner of 6,250,000 shares of Class A Common Stock and one warrant to purchase up to 268,125 shares of common stock (as defined below). The shares and percentages disclosed for Commonwealth Bank of Australia in the table above assume that the foregoing warrant is exercised for 268,125 shares of Class A Common Stock, although such warrant is exercisable for shares of either Class A Common Stock or Class B Non-Voting Common Stock (together, "common stock"). Ian M. Saines, a member of the board of directors of the Company, directly holds 4,528 shares of Class A Common Stock issued upon vesting of restricted stock units issued to him in connection with his service on the Company's board of directors. As Group Executive of the Institutional Banking and Markets Division of Commonwealth Bank of Australia, Mr. Saines may also be deemed to be the beneficial owner of some or all of the foregoing shares beneficially owned by Commonwealth Bank of Australia; however, Mr. Saines disclaims beneficial ownership of these shares of Class A Common Stock and the warrant, except to the extent of his pecuniary interest therein. Mr. Saines does not have voting and investment power over the shares of Class A Common Stock and the warrant held directly by Commonwealth Bank of Australia. Ian Narev, as Chief Executive Officer of Commonwealth Bank of Australia, may be deemed to have voting and investment power over the shares of Class A Common Stock and the warrant held directly by Commonwealth Bank of Australia. The address of Commonwealth Bank of Australia is Level 21, 201 Sussex Street, Sydney, Australia NSW 2000.

(7)
Steven F. Udvar-Házy shares voting and investment power with respect to the shares of Class A Common Stock held by this selling stockholder. Mr. Udvar-Házy is the Chief Executive Officer and Chairman of the board of directors of the Company. A trust of which he is trustee controls a majority of the membership interests in the selling stockholder; in addition, Mr. Udvar-Házy is one of three managers of the selling stockholder, together with Christine L. Udvar-Házy and Karissa K. Udvar-Házy. Mrs. Udvar-Házy and Ms. Udvar-Házy disclaim beneficial ownership of the shares held by the selling stockholder, except to the extent of their respective pecuniary interests therein.

(8)
Voting and investment power with respect to the shares of Class A Common Stock offered for sale pursuant to this prospectus by Green Equity Investors V, L.P. and Green Equity Investors Side V, L.P. may be deemed to be shared by their general partner GEI Capital V, LLC, Green V Holdings, LLC (a limited partner of GEI Capital V, LLC), Leonard Green & Partners, L.P. (an affiliate of GEI Capital V, LLC), and LGP Management, Inc. (the general partner of Leonard Green & Partners, L.P.), each of which disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein. Each of John G. Danhakl, Peter J. Nolan, Jonathan D. Sokoloff, Jonathan A. Seiffer, John M. Baumer, Timothy J. Flynn, James D. Halper, Michael J. Connolly, Todd M. Purdy, and Michael S. Solomon may also be deemed to share voting and investment power with respect to such shares due to their respective positions with LGP Management, Inc., and each of them disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. John G. Danhakl, a member of the board of directors of the Company, directly holds 4,528 shares of Class A Common Stock issued upon vesting of restricted stock units issued to him in connection with his service on the Company's board of directors.

(9)
This selling stockholder is a member of the board of directors of the Company.

(10)
Steven F. Udvar-Házy is the trustee of this selling stockholder and has sole voting and investment power over the shares held by such stockholder. Mr. Udvar-Házy is the Chief Executive Officer and Chairman of the board of directors of the Company.

(11)
Consists of 116,522 shares of Class A Common Stock and 96,666 options to purchase Class A Common Stock that are exercisable within 60 days of November 15, 2012. The selling stockholder is an Executive Vice President of the Company.

(12)
Consists of 124,798 shares of Class A Common Stock held by the selling stockholder; 100,000 options to purchase Class A Common Stock held by the selling stockholder that are exercisable within 60 days of November 15, 2012; and 1,500 shares of Class A Common Stock held directly in the aggregate by the selling stockholder's children. The selling stockholder disclaims beneficial ownership of the shares held directly by his children, except to the extent of his pecuniary interest therein. The selling stockholder is an Executive Vice President of the Company.

(13)
Steven F. Udvar-Házy has sole voting and investment power with respect to the shares held by this selling stockholder. Mr. Udvar-Házy is the Chief Executive Officer and Chairman of the board of directors of the Company. A trust of which Mr. Udvar-Házy is the trustee is the sole stockholder of the selling stockholder, and Mr. Udvar-Házy is one of the three directors. The remaining directors, Christine L. Udvar-Házy and Steven C. Udvar-Házy, disclaim beneficial ownership of the shares held by the selling stockholder, except to the extent of their respective pecuniary interests therein.

(14)
John L. Plueger and Celeste J. Lesperance, as trustees of this selling stockholder, have voting and investment power over the shares held by such stockholder. Mr. Plueger is President and Chief Operating Officer of the Company, as well as a member of the board of directors of the Company. As of November 15, 2012, Mr. Plueger directly owned 196,255 shares of Class A Common Stock and was deemed to beneficially own, in addition to the foregoing shares owned by him and the selling stockholder, 473,870 options to purchase Class A Common Stock that are exercisable within 60 days of November 15, 2012, and an aggregate of 1,000 shares of Class A Common Stock owned by his sons. Mr. Plueger disclaims beneficial ownership of the shares owned by his sons, except to the extent of his pecuniary interest therein.

(15)
Consists of 30,882 shares of Class A Common Stock and 10,000 options to purchase Class A Common Stock that are exercisable within 60 days of November 15, 2012. The selling stockholder is Senior Vice President of Aircraft Procurement and Specifications of the Company.

(16)
Ronald D. Sugar and Valerie S. Sugar are trustees of this selling stockholder and as such have voting and investment power over the shares held by such stockholder. Dr. Sugar, a member of the board of directors of the Company, directly holds 4,528 shares of Class A Common Stock issued upon vesting of restricted stock units issued to him in connection with his service on the Company's board of directors.

(17)
Steven F. Udvar-Házy, the Chief Executive Officer and Chairman of the board of directors of the Company, may be deemed to beneficially own the shares of Class A Common Stock held directly by the selling stockholder, his wife. However, Mr. Udvar-Házy disclaims beneficial ownership of the shares held directly by the selling stockholder, except to the extent of his pecuniary interest therein.

(18)
Steven F. Udvar-Házy, the Chief Executive Officer and Chairman of the board of directors of the Company, may be deemed to beneficially own the shares of Class A Common Stock held directly by the selling stockholder, his daughter. However, Mr. Udvar-Házy disclaims beneficial ownership of the shares held directly by the selling stockholder, except to the extent of his pecuniary interest therein.

(19)
Steven F. Udvar-Házy, the Chief Executive Officer and Chairman of the board of directors of the Company, may be deemed to beneficially own the shares of Class A Common Stock held directly by the selling stockholder, his son. However, Mr. Udvar-Házy disclaims beneficial ownership of the shares held directly by the selling stockholder, except to the extent of his pecuniary interest therein.

(20)
Steven F. Udvar-Házy, the Chief Executive Officer and Chairman of the board of directors of the Company, may be deemed to beneficially own an aggregate of 5,984,521 shares of Class A Common Stock, representing approximately 5.95% of the outstanding shares of Class A Common Stock of the Company. These 5,984,521 shares consist of 278,889 shares of Class A Common Stock held directly by Air Intercontinental, Inc.; 101,667 shares of Class A Common Stock held directly by Ocean Equities, Inc.; 35,925 shares of Class A Common Stock held directly by Emerald Financial LLC; 2,700,000 and 1,044,225 shares of Class A Common Stock held directly by two trusts, respectively, of which Mr. Udvar-Házy is the trustee and has sole voting and investment power; 50,000 shares of Class A Common Stock held directly by AL 1 Management, LLC; 1,165,566 options to purchase Class A Common Stock that are exercisable within 60 days of

  November 15, 2012; 504,549 shares of Class A Common Stock owned directly by Mr. Udvar-Házy; and 103,700 shares of Class A Common Stock held directly in the aggregate by Mr. Udvar-Házy's wife and children. Mr. Udvar-Házy has sole voting and investment power with respect to the shares held by Air Intercontinental, Inc., of which he is the sole stockholder and one of three directors. The remaining directors, Christine L. Udvar-Házy, his wife, and Steven C. Udvar-Házy, his son, disclaim beneficial ownership of the shares held by Air Intercontinental, Inc., except to the extent of their respective pecuniary interests therein. Mr. Udvar-Házy has sole voting and investment power with respect to the shares held by Ocean Equities, Inc. A trust of which Mr. Udvar-Házy is the trustee is the sole stockholder of Ocean Equities, Inc., and Mr. Udvar-Házy is one of the three directors. The remaining directors, Mrs. Udvar-Házy and Mr. S. C. Udvar-Házy, disclaim beneficial ownership of the shares held by Ocean Equities, Inc., except to the extent of their respective pecuniary interests therein. Mr. Udvar-Házy shares voting and investment power with respect to the shares of Class A Common Stock held by Emerald Financial LLC. A trust of which he is trustee controls a majority of the membership interests in Emerald Financial LLC; in addition, Mr. Udvar-Házy is one of three managers of Emerald Financial LLC, together with Mrs. Udvar-Házy and Karissa K. Udvar-Házy, his daughter. Mrs. Udvar-Házy and Ms. Udvar-Házy disclaim beneficial ownership of the shares held by Emerald Financial LLC, except to the extent of their respective pecuniary interests therein. Mr. Udvar-Házy has sole voting and investment power over the shares held by AL 1 Management, LLC, of which he is the sole member and manager. Mr. Udvar-Házy disclaims beneficial ownership of the shares held directly by his wife and children, except to the extent of his pecuniary interest therein. An aggregate of 4,310,606 shares of Class A Common Stock that may be deemed to be beneficially owned by Mr. Udvar-Házy are being included in this prospectus. Assuming that all such shares are sold, Mr. Udvar-Házy may be deemed to beneficially own approximately 1.66% of the outstanding shares of Class A Common Stock of the Company following this offering.

(21)
Consists of 20,490 shares of Class A Common Stock and 10,000 options to purchase Class A Common Stock that are exercisable within 60 days of November 15, 2012. The selling stockholder is Senior Vice President and Chief Financial Officer of the Company.

(22)
Wilbur L. Ross, Jr., a member of the board of directors of the Company, is the Chairman and CEO of WL Ross & Co. LLC and the managing member of El Vedado LLC, the general partner of WL Ross Group, L.P., which is in turn the managing member of WLR Recovery Associates IV LLC, which is the general partner of WLR Recovery Fund IV, L.P. Invesco Private Capital, Inc. is the managing member of Invesco WLR IV Associates LLC, which is in turn the general partner of WLR IV Parallel ESC, L.P. Invesco WLR IV Associates LLC and WLR Recovery Associates IV LLC have agreed to make investments for WLR IV Parallel ESC, L.P. on a pro rata basis in parallel with WLR Recovery Fund IV, L.P. Invesco WLR IV Associates LLC, Invesco Private Capital, Inc., WLR Recovery Associates IV LLC, WL Ross Group, L.P., El Vedado LLC and Mr. Ross may be deemed to share voting and dispositive power over the shares of Class A Common Stock held by WLR Recovery Fund IV, L.P. and WLR IV Parallel ESC, L.P. Mr. Ross disclaims beneficial ownership over these shares of Class A Common Stock, except to the extent of his pecuniary interest therein. Mr. Ross directly holds 4,528 shares of Class A Common Stock issued upon vesting of restricted stock units issued to him in connection with his service on the Company's board of directors.

DESCRIPTION OF CAPITAL STOCK

        We are authorized to issue 500,000,000 shares of Class A Common Stock, $0.01 par value per share ("Class A Common Stock"), 10,000,000 shares of Class B Non-Voting Common Stock, $0.01 par value per share ("Class B Non-Voting Common Stock," and together with the Class A Common Stock, the "common stock"), and 50,000,000 shares of preferred stock, $0.01 par value per share ("preferred stock"), the rights and preferences of which may be established from time to time by our board of directors. As of November 15, 2012, 99,417,998 shares of Class A Common Stock were outstanding and 1,829,339 shares of Class B Non-Voting Common Stock were outstanding. We have reserved 8,193,088 shares of Class A Common Stock for issuance under the Amended and Restated Air Lease Corporation 2010 Equity Incentive Plan.

        The following summary is a description of our capital stock and provisions of our restated certificate of incorporation and amended and restated bylaws. This information does not purport to be complete and is subject to, and qualified in its entirety by reference to, the terms of our restated certificate of incorporation and amended and restated bylaws and the provisions of applicable Delaware law.

Common Stock

        Our restated certificate of incorporation provides that, except with respect to voting rights and conversion rights, the Class A Common Stock and Class B Non-Voting Common Stock shall be treated equally and identically.

        Except as otherwise required by law, as otherwise described in this paragraph or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Class A Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of our Class A Common Stock are entitled to one vote for each share held and will not have cumulative voting rights in connection with the election of directors. Accordingly, holders of a majority of the shares of Class A Common Stock entitled to vote in any election of directors are able to elect all of the directors standing for election. Holders of Class B Non-Voting Common Stock are not entitled to any vote, other than with respect to amendments to the terms of the Class B Non-Voting Common Stock that would significantly and adversely affect the rights or preferences of the Class B Non-Voting Common Stock, including, without limitation with respect to the convertibility thereof.

        Except as otherwise provided by law, our restated certificate of incorporation or our amended and restated bylaws, all matters to be voted on by our stockholders require approval by a majority of the shares present in person or by proxy at a meeting of stockholders and entitled to vote on the subject matter. Any stockholder wishing to propose for election as director someone who is not proposed by our board will be required to give notice of the intention to propose the person for election, in compliance with the advance notice provisions of our amended and restated bylaws. Our amended and restated bylaws provide that such stockholder nominees shall be elected by a plurality of the votes cast at any meeting of stockholders.

        Each share of Class B Non-Voting Common Stock is convertible into a share of Class A Common Stock at the option of the holder, except that each share of Class B Non-Voting Common Stock will only become convertible at the time it is transferred to a third party unaffiliated with Société Générale S.A., which wholly owns Genefinance S.A., the holder of record of all of the outstanding shares of Class B Non-Voting Common Stock.

        Any amendment to the terms of the Class A Common Stock shall apply equally to the Class B Non-Voting Common Stock and the Class B Non-Voting Common Stock shall have all of the same rights as the Class A Common Stock, except as to voting and convertibility, and shall be treated equally in all respects with the Class A Common Stock, including, without limitation, with respect to dividends.

        Subject to any preferential rights of any then outstanding preferred stock, holders of common stock are entitled to receive any dividends that may be declared by our board of directors out of legally available funds. We have no current plans to declare or pay any dividends to our stockholders.

        In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to receive proportionately any of our assets remaining after the payment of liabilities and any preferential rights of the holders of our then outstanding preferred stock.

        Except as described in this prospectus, holders of common stock will have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued and fully paid. The rights, preferences and privileges of holders of common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Preferred Stock

        Our restated certificate of incorporation authorizes our board of directors to issue and to designate the terms of one or more classes or series of preferred stock. The rights with respect to a class or series of preferred stock may be greater than the rights attached to our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock on the rights of holders of our common stock until our board of directors determines the specific rights attached to that class or series of preferred stock.

Warrants

        On June 4, 2010, we issued warrants to purchase up to 214,500 shares and up to 268,125 shares of our common stock to Société Générale S.A. and Commonwealth Bank of Australia, respectively. The warrants are exercisable at a price of $20.00 per share until June 4, 2017. The exercise price and the number of shares issuable upon exercise of the warrants are subject to adjustment from time to time to maintain the value of the warrants in the event of certain changes to our capital structure. Commonwealth Bank of Australia has registration rights with respect to the shares issuable upon exercise of its warrant. See "Registration Rights" below. Société Générale S.A. subsequently transferred its warrant to Genefinance S.A., a wholly-owned subsidiary of Société Générale S.A.

Registration Rights

        Pursuant to the Registration Rights Agreement, dated June 4, 2010, by and between our Company and FBR Capital Markets & Co. (the "Registration Rights Agreement"), the holders of 29,479,416 shares of Class A Common Stock currently outstanding and 268,125 shares of common stock issuable upon exercise of the warrant held by Commonwealth Bank of Australia, have the following rights:

        On or before April 30, 2011, we were required to file with the SEC, at our expense, a shelf registration statement providing for the resale of any registrable shares from time to time by the holders of such shares. We filed such a registration statement on April 29, 2011, which was later declared effective by the SEC. This prospectus is part of a subsequent shelf registration statement that we have filed in accordance with our obligations under the Registration Rights Agreement.

        We will use our commercially reasonable efforts to cause an applicable shelf registration statement to remain effective until the earliest to occur of:

  •
  such time as all of the registrable shares covered by the shelf registration statement have been sold in accordance with such shelf registration statement;

  •
  such time as all registrable shares are eligible for sale without any volume or manner of sale restrictions or compliance by us with any current public information requirements pursuant to Rule 144 (or any successor or analogous rule) under the Securities Act and are listed for trading on a national securities exchange; and

  •
  the first anniversary of the effective date of the initial registration statement, assuming that the registrable shares can be sold under Rule 144 without limitation as to manner of sale or volume restrictions.

Certain Anti-Takeover Matters

Special meeting of stockholders

        Our restated certificate of incorporation and our amended and restated bylaws provide that special meetings of our stockholders may be called only by the Chairman of the board of directors, by our Chief Executive Officer or by a majority vote of our entire board of directors.

No stockholder action by written consent

        Our restated certificate of incorporation and our amended and restated bylaws prohibit stockholder action by written consent.

Advance notice requirements for stockholder proposals and director nominations

        Our amended and restated bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder's notice must be delivered to our principal executive offices not less than 90 days nor more than 120 days prior to the meeting. Our amended and restated bylaws also specify certain requirements as to the form and content of a stockholder's notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Stockholder-initiated bylaw amendments

        Our amended and restated bylaws may be adopted, amended, altered or repealed by stockholders only upon approval of at least two-thirds of the voting power of all the then outstanding shares of the common stock. Additionally, our restated certificate of incorporation provides that our amended and restated bylaws may be adopted, amended or repealed by the board of directors by a majority vote.

Authorized but unissued shares

        Our authorized but unissued shares of common stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Supermajority voting

        The vote of the holders of not less than 66 2/3% of the votes entitled to be cast is required to adopt any amendment to our restated certificate of incorporation or amended and restated bylaws as well as to remove a director from office. The foregoing provisions may discourage attempts by others to acquire control of us without negotiation with our board of directors. This enhances our board of directors' ability to attempt to promote the interests of all of our stockholders. However, to the extent that these provisions make us a less attractive takeover candidate, they may not always be in our best interests or in the best interests of our stockholders.

Section 203 of the Delaware General Corporation Law

        We have not opted out of Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 of the Delaware General Corporation Law prohibits a public Delaware corporation from engaging in a business combination (as defined in such section) with an "interested stockholder" (defined generally as any person who beneficially owns 15% or more of the outstanding voting stock of such corporation or any person affiliated with such person) for a period of three years following the time that such stockholder became an interested stockholder, unless (i) prior to such time the board of directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation outstanding at the time the transaction commenced (excluding for purposes of determining the voting stock of such corporation outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (A) by persons who are directors and also officers of such corporation and (B) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) on or subsequent to such time the business combination is approved by the board of directors of such corporation and authorized at a meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock of such corporation not owned by the interested stockholder.

Forum selection clause in amended and restated bylaws

        On February 15, 2011, our board of directors approved an amendment and restatement of our bylaws to provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or our restated certificate of incorporation or bylaws, or (iv) any other action asserting a claim governed by the internal affairs doctrine. Our amended and restated bylaws further provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions described above.

Limitation on liability and indemnification of directors and officers

        Our restated certificate of incorporation and amended and restated bylaws provide that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it currently exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf. In addition, our restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors.

        In addition to the indemnification provided by our restated certificate of incorporation and amended and restated bylaws, we have entered into agreements to indemnify our directors and executive officers. These agreements, among other things and subject to certain standards to be met, require us to indemnify these directors and officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in our right, arising out of that person's services as a director or officer of us or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. These agreements also require us to advance expenses to these officers and directors for defending any such action or proceeding, subject to an undertaking to repay such amounts if it is ultimately determined that such director or officer was not entitled to be indemnified for such expenses.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Stock exchange listing symbol

        Our Class A Common Stock is listed on the NYSE under the symbol "AL." Our Class B Non-Voting Common Stock is not currently listed on any national securities exchange or market system.

Transfer agent and registrar

        American Stock Transfer and Trust Company is the transfer agent and registrar for our common stock.

PLAN OF DISTRIBUTION

        We are registering the Class A Common Stock covered by this prospectus to permit selling stockholders to sell these shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the Class A Common Stock offered by this prospectus. The aggregate proceeds to the selling stockholders from the sale of the Class A Common Stock will be the purchase price of the Class A Common Stock less any discounts and commissions. A selling stockholder reserves the right to accept and, together with their agents, to reject, any proposed purchases of Class A Common Stock to be made directly or through agents.

        The Class A Common Stock offered by this prospectus may be sold from time to time to purchasers:

  •
  directly by the selling stockholders and their successors, which includes their donees, pledgees or transferees or their successors-in-interest; or

  •
  through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent's commissions from the selling stockholders or the purchasers of the Class A Common Stock. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.

        To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the Class A Common Stock by the selling stockholders.

        Upon being notified by a selling stockholder that any material arrangement has been entered into with an underwriter, broker, dealer or agent regarding the sale of the Class A Common Stock covered by this prospectus, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the selling stockholders, and any discounts, commissions or concessions allowed or reallowed or paid to dealers. The prospectus supplement and, if necessary, a post-effective amendment to the registration statement of which this prospectus forms a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the Class A Common Stock.

        The selling stockholders and any underwriters, broker-dealers or agents who participate in the sale or distribution of the Class A Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, unless such selling stockholder obtained the stock as compensation for services. Any selling stockholders identified as registered broker-dealers in the selling stockholders table in the section titled "Selling Stockholders" are deemed to be underwriters. As a result, any profits on the sale of the Class A Common Stock by such selling stockholders and any discounts, commissions or concessions received by any such broker-dealer or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Selling stockholders who are deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to prospectus delivery requirements of the Securities Act and to certain statutory liabilities, including, but not limited to, those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

        We will make copies of this prospectus available upon request to the selling stockholders. Further, we have informed the selling stockholders of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares hereby.

        The Class A Common Stock may be sold in one or more transactions at:

  •
  fixed prices;

  •
  prevailing market prices at the time of sale;

  •
  prices related to such prevailing market prices;

  •
  varying prices determined at the time of sale; or

  •
  negotiated prices.

        These sales may be effected in one or more of the following transactions:

  •
  on any national securities exchange or quotation system on which the Class A Common Stock may be listed or quoted at the time of the sale;

  •
  in the over-the-counter market;

  •
  in privately negotiated transactions;

  •
  by pledge to secure debts or other obligations;

  •
  in put or call transactions;

  •
  in underwritten offerings;

  •
  through purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

  •
  in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  •
  in exchange distributions and/or secondary distributions;

  •
  in any other transactions other than on such exchanges or services or in the over-the-counter market;

  •
  through the writing of options (including the issuance by the selling stockholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

  •
  through the settlement of short sales made after the effectiveness of the registration statement of which this prospectus is a part; or

  •
  through any combination of the foregoing.

        These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

        In connection with the sales of the Class A Common Stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions which in turn may:

  •
  engage in short sales of the Class A Common Stock in the course of hedging their positions;

  •
  sell the Class A Common Stock short and deliver the Class A Common Stock to close out short positions;

  •
  loan or pledge the Class A Common Stock to broker-dealers or other financial institutions that in turn may sell the Class A Common Stock;

  •
  enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the Class A Common Stock, which the broker-dealer or other financial institution may resell under the prospectus; or

  •
  enter into transactions in which a broker-dealer purchases as a principal for resale for its own account or through other types of transactions.

        There can be no assurance that any selling stockholder will sell any or all of the Class A Common Stock under this prospectus. Further, we cannot assure you that any such selling stockholder will not transfer, devise or gift the Class A Common Stock by other means not described in this prospectus. In addition, any Class A Common Stock covered by this prospectus that qualifies for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Class A Common Stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Class A Common Stock may not be sold unless an exemption from registration or qualification is available and complied with or it has been registered or qualified for sale.

        The selling stockholders and any other person participating in the sale of the Class A Common Stock will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Class A Common Stock by the selling stockholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Class A Common Stock to engage in market-making activities with respect to the particular Class A Common Stock being distributed. This may affect the marketability of the Class A Common Stock and the ability of any person or entity to engage in market-making activities with respect to the Class A Common Stock.

        We have agreed to indemnify each selling stockholder and any underwriter for such selling stockholder (as determined in the Securities Act) against specified liabilities, including liabilities under the Securities Act. The selling stockholders have agreed to indemnify us against specified liabilities, including liabilities under the Securities Act.

        We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the Class A Common Stock to the public, including the payment of federal securities law and state blue sky registration fees and the reasonable fees and disbursements of one counsel for the selling stockholders, except that we will not bear any brokers' or underwriters' discounts and commissions, fees and expenses of counsel to underwriters or brokers, transfer taxes or transfer fees relating to the sale of shares of our Class A Common Stock.

        In compliance with the guidelines of the Financial Industry Regulatory Authority ("FINRA"), the maximum amount of all compensation to be received by any FINRA member or independent broker-dealer may not exceed 8% of the sale of any securities offered pursuant to this prospectus.

CUSIP Number

        The Committee on Uniform Securities Identification Procedures assigns a unique number, known as a CUSIP number, to a class or issue of securities in which all of the securities have similar rights. Upon issuance, the shares of our Class A Common Stock covered by this prospectus included shares with three different CUSIP numbers, depending upon whether the sale of shares to the selling stockholder was conducted (a) by us under Section 4(2) of the Securities Act and Rule 506 of Regulation D under the Securities Act, (b) by the initial purchaser under Rule 144A under the Securities Act, or (c) by the initial purchaser under Regulation S under the Securities Act. Prior to any registered resale, all of the securities covered by this prospectus are restricted securities under Rule 144 and their designated CUSIP numbers refer to such restricted status.

        Any sales of Class A Common Stock pursuant to this prospectus must be settled with shares bearing our general (not necessarily restricted) CUSIP number for our Class A Common Stock. A selling stockholder of Class A Common Stock named in this prospectus may obtain shares bearing our general Class A Common Stock CUSIP number for settlement purposes by presenting the shares to be sold (with a restricted CUSIP), together with a letter of representations from their broker/dealer, to our transfer agent, American Stock Transfer and Trust Company. The process of obtaining such shares might take a number of business days. SEC rules generally require trades in the secondary market to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, a selling stockholder who holds securities with a restricted CUSIP at the time of the trade might wish to specify an alternate settlement cycle at the time of any such trade to provide sufficient time to obtain the shares with an unrestricted CUSIP in order to prevent a failed settlement.

LEGAL MATTERS

        Munger, Tolles & Olson LLP, our outside counsel, will issue to us an opinion about the validity of the offered Class A Common Stock.

EXPERTS

        The consolidated financial statements of Air Lease Corporation and its subsidiaries as of December 31, 2011 and 2010 and for the year ended December 31, 2011 and the period from inception to December 31, 2010, appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.